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                                                                      EXHIBIT 11
                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                (Amounts in thousands, except per-share amounts)

                                                                                          Three Months Ended
                                                                                                    March 31
                                                                                 ---------------------------
                                                                                        1999            1998
----------------------------------------------------------------------------     -----------     -----------
BASIC EARNINGS PER SHARE
Income (loss) from continuing operations                                         $   (56,400)    $   138,278
Preferred stock dividends                                                             (3,639)         (4,420)
                                                                                 -----------     -----------
Earnings (loss) from continuing operations applicable to common stock                (60,039)        133,858
Discontinued operations, net                                                              --          38,400
Cumulative effect of changes in accounting principles, net                           (13,368)             --
                                                                                 -----------     -----------
Earnings (loss) applicable to common stock                                       $   (73,407)    $   172,258
                                                                                 ===========     ===========

Weighted average common shares outstanding                                           347,839         344,505
                                                                                 ===========     ===========
Basic earnings per share
    Income (loss) from continuing operations                                     $      (.17)    $       .39
    Discontinued operations, net                                                          --             .11
    Cumulative effect of changes in accounting principles, net                          (.04)             --
                                                                                 -----------     -----------
      Basic earnings (loss) per common share                                     $      (.21)    $       .50
                                                                                 ===========     ===========

DILUTED EARNINGS PER SHARE
Earnings (loss) from continuing operations applicable to common stock            $   (60,039)    $   133,858
Dividends applicable to dilutive preferred stock                                          --           4,420
                                                                                 -----------     -----------
                                                                                     (60,039)        138,278
Discontinued operations, net                                                              --          38,400
Cumulative effect of changes in accounting principles, net                           (13,368)             --
                                                                                 -----------     -----------
Earnings (loss) applicable to common stock                                       $   (73,407)    $   176,678
                                                                                 ===========     ===========

Weighted average common shares outstanding                                           347,839         344,505
Dilutive effect of exercise of options outstanding                                        --             654
Dilutive effect of convertible preferred stock                                            --          14,821
                                                                                 -----------     -----------
                                                                                     347,839         359,980
                                                                                 ===========     ===========
Diluted earnings per share
    Income (loss) from continuing operations                                     $      (.17)    $       .38
    Discontinued operations, net                                                          --             .11
    Cumulative effect of changes in accounting principles, net                          (.04)             --
                                                                                 -----------     -----------
      Diluted earnings (loss) per common share                                   $      (.21)    $       .49
============================================================================     ===========     ===========

The following items were not included in the computation of diluted earnings per share because their effect was antidilutive (in thousands, except per-share amounts):

Three Months Ended March 31,                                               1999                         1998
------------------------------------------------         ----------------------       ----------------------
STOCK OPTIONS
    Number of shares                                                      4,404                          242
    Price range per share                                    $17.750 -- $29.625           $28.375 -- $29.625
    Expiration range                                          8/20/99 -- 1/2/08           8/20/99 -- 1/14/00
CONVERTIBLE PREFERRED STOCK $3.00
    Number of shares                                                     11,946                           --
    Dividends paid                                                       $3,639                           --
------------------------------------------------         ----------------------       ----------------------